UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 26, 2012
Date of Report (Date of earliest event reported)

WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-16668	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (302) 792-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

Section 5 – Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders

 Three proposals were submitted to a vote of security holders at our Annual Stockholder’s Meeting held on April 26, 2012:

Proposal Number 1:	Election of Directors
Proposal Number 2:	Ratification of the Appointment of Independent Registered Public Accounting Firm
Proposal Number 3:	Advisory (non-binding) Vote on Executive Compensation

Proposal Number 1: Election of Directors

The Board of Directors nominated the following four persons for election:

•  Anat Bird, for a three-year term
•  William B. Chandler, for a three-year term
•  Jennifer W. Davis, for a three-year term
•  Donald W. Delson, for a three-year term

All nominees proposed were elected.

The votes cast for each nominee were as follows:

	For	Withheld	Broker Non-vote
Anat Bird	6,335,910	93,863	1,112,499
William B. Chandler	6,392,344	37,429	1,112,499
Jennifer W. Davis	6,345,424	84,349	1,112,499
Donald W. Delson	6,392,844	36,929	1,112,499

Proposal Number 2:  Ratification of the Appointment of Independent Registered Public Accounting Firm

This proposal gave shareholders the opportunity to ratify our appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

This proposal was approved. The votes cast were as follows:

For	Against	Abstain	Broker Non-vote
7,106,310	430,095	5,867	0

Proposal Number 3:  Advisory (non-binding) Vote on Executive Compensation

We asked stockholders to vote on an advisory (non-binding) resolution to approve the compensation of our executives.

This proposal was approved.  The votes cast were as follows:

For	Against	Abstain	Broker Non-vote
6,353,084	63,107	13,579	1,112,501

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION
Date: April 30, 2012	By:	/s/ Stephen A. Fowle
Stephen A. Fowle Executive Vice President and Chief Financial Officer